Exhibit 10.7

TARGA RESOURCES, INC.

2004 STOCK INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

Targa Resources, Inc. 2004 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Targa Resources, Inc., a Delaware corporation (the “Company”), and its subsidiaries by encouraging Employees, Directors and Consultants of the Company and its Affiliates to acquire or increase their equity interests in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and its Affiliates.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is effectively controlled by the Company or effectively controls the Company, as determined by the Committee, (ii) any “parent corporation” (as defined in Section 424(e) of the Code) of the Company and (iii) any “subsidiary corporation” (as defined in Section 424(f) of the Code) of the Company or any such parent corporation thereof.

“Award” shall mean any Option or Restricted Stock.

“Award Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” shall mean the committee appointed by the Board to administer the Plan or, if no committee is appointed, the Board.

“Company” has the meaning given such term in Section 1 of the Plan.

“Consultant” shall mean any individual, other than an Employee or Director, who renders consulting or advisory services to the Company or an Affiliate.

“Director” shall mean a member of the Board who is not an Employee.

“Employee” shall mean any employee of the Company or an Affiliate. It shall also include any individual who has accepted an offer of employment but not yet commenced employment with the Company or an Affiliate; however, no Award granted to such person may become vested or exercisable prior to the date such person actually becomes an Employee.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Notwithstanding the foregoing, the Fair Market Value of a share of Stock on the date of an initial public offering of the Stock shall be the offering price to the public under such initial public offering.

“Option” shall mean an option granted under Section 6(a) of the Plan and includes both an “incentive stock option” within the meaning of section 422 of the Code and options that do not qualify as incentive stock options.

“Participant” shall mean any Employee, Director or Consultant granted an Award under the Plan.

“Plan” has the meaning given such term in Section 1 of the Plan.

“Person” shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Period” shall mean the period established by the Committee with respect to an Award of Restricted Stock during which the Award remains subject to forfeiture or repurchase.

“Restricted Stock” shall mean a share of Stock granted under Section 6(b) of the Plan, prior to the lapse of restrictions thereon.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Series A Preferred” shall mean the Series A Convertible Participating Preferred Stock, par value $.001, of the Company.

“Stock” shall mean the common stock, par value $.001 per share, of the Company and/or such other securities or property as may become the subject of Awards under the Plan.

“Stock Purchase Agreement” shall mean the Stock Purchase Agreement dated as of February 27, 2004, among the Company and the Investors named therein, as amended, supplemented or otherwise modified as of the date hereof.

“Stockholders’ Agreement” shall mean the Stockholders’ Agreement dated as of February 27, 2004, among the Company and the other parties thereto, as amended, supplemented or otherwise modified as of the date hereof.

SECTION 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. The Committee, in its discretion, may delegate all or some of its authorities and duties under the Plan to the Chief Executive Officer of the Company, with such restrictions on such delegation as the Committee may choose. If such a delegation is made, references to the term “Committee” in this Plan shall include the Chief Executive Officer of the Company, where applicable; provided, however, in no event shall the Chief Executive Officer be authorized to make grants to, or determinations with respect to, himself or to any other officer of the Company or an Affiliate. Subject to the terms of the Plan, any Award Agreement and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Options or Restricted Stock to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant and any beneficiary of any Award.

SECTION 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of shares of Restricted Stock that may be granted under the Plan shall be 1,609,756. As provided in Section 1.3 of the Stock Purchase Agreement and subject to adjustment as provided in Section 4(c), the number of shares of Stock with respect to which Options may be granted under the Plan shall be 804,878, plus an additional 0.025 shares of Stock for each dollar received by the Company pursuant to purchases of Series A Preferred pursuant to the Stock Purchase Agreement in excess of $110,000,000, up to a total of 2,250,000 additional shares. If all or a portion of an Award is forfeited, terminated or canceled without the delivery of shares, then the shares of Stock covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be shares of Stock with respect to which Awards may be granted.

(b) Sources of Stock Deliverable Under Awards. Any Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, shares of Stock acquired in the open market or from any Person by the Company, or any combination of the foregoing.

(c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, (i) adjust any or all of the number and type of shares of Stock (or other securities or property) with respect to which Awards may be granted, (ii) adjust any or all of the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, (iii) adjust any or all of the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the Participant with respect to an outstanding Award, and (iv) even if not required, accelerate the time at which Awards then outstanding may be exercised or become payable so that Awards may be exercised or become payable in full for a limited period of time on or before a specified date.

SECTION 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

SECTION 6. Awards.

(a) Options. Subject to the provisions of the Plan and any Award Agreement, the Committee shall have the authority to determine the Employees, Directors and/or Consultants to whom Options shall be granted, the number of shares of Stock to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions, and such additional terms and conditions as the Committee shall determine in its discretion, provided they are not contrary with the provisions of the Plan.

(i) Exercise Price. Except as provided in paragraph (iv) below, the purchase price per share of Stock purchasable under an Option shall be determined by the Committee at the time the Option is granted but shall not be less than $8.50 per share. However, if an incentive stock option is granted, then its purchase price per share shall not be less than the Fair Market Value of a share of Stock on the date of its grant, unless such incentive stock option is granted to a 10% or more stockholder of the Company or of its parent or subsidiary corporation, in which case its purchase price per share shall not be less than 110% of the Fair Market Value of a share of Stock on its date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made (which may include, without limitation, cash, check acceptable to the Company, Stock held for the period required to avoid a charge to the Company’s reported financial earnings and owned free and clear of any liens, claims, encumbrances or security interests, if the Stock is publicly traded, from the proceeds of a “cashless-broker” exercise (through procedures approved by the Company), other securities or other property, recourse note approved by the Committee, the surrender of other Award(s), or any combination thereof, having a value on the exercise date equal to the relevant exercise price).

(iii) Incentive Stock Options. The terms of any Option granted under the Plan intended to be an incentive stock option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive stock options may be granted only to employees of the Company and its parent corporation and subsidiary corporations, within the meaning of Section 424 of the Code. To the extent the aggregate Fair Market Value of the shares (determined as of the date of grant) with respect to which an incentive stock option granted to a Participant is exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Option shares in excess of $100,000 shall be nonqualified stock options.

(iv) Options in Substitution for Options Granted by Other Employers. Options may be granted under the Plan from time to time, on such terms as the Committee believes appropriate, in substitution for stock options held by individuals providing services to corporations or affiliates thereof who become Employees, Directors or Consultants as a result of a merger or consolidation or other business combination with the Company or any Affiliate.

(b) Restricted Stock. Subject to the provisions of the Plan and any Award Agreement, the Committee shall have the authority to determine the Employees, Directors and Consultants to whom Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including performance objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to or repurchased by the Company, the consideration, if any, to be paid by such Participant to acquire such Restricted Stock and the other terms and conditions of such Awards.

(i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest), all as determined by the Committee in its discretion.

(ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate or certificates. In the event any Stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii) Repurchase Provisions. Restricted Stock shall be subject to repurchase by the Company to the extent provided in the applicable Award Agreement or in the Stockholders’ Agreement.

(iv) Transfer Restrictions. Restricted Stock will be subject to the limitations on transfer as provided in Section 6(c)(i)(D).

(c) General.

(i) Limits on Transfer of Awards.

(A) Except as provided in (C) below, each Option, and each right under any Option, shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in (C) below, no Option and no right under any such Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, an Option that is not an incentive stock option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish. In addition, an Option that is not an incentive stock option may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(D) Restricted Stock may only be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant to the extent permitted in the Stockholders’ Agreement, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(ii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that (A) in no event shall the term of any Award exceed a period of 10 years from the date of its grant and (B) in the case of an Option that is an incentive stock option granted to a 10% or more stockholder of the Company or of its parent or subsidiary corporation, the term of such Option shall not exceed a period of five years from the date of its grant.

(iii) Stock Certificates. All certificates for Stock or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which Stock or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(iv) Stockholders Agreement. Awards granted under the Plan are subject to the terms and conditions of the Stockholders’ Agreement.

(v) Delivery of Stock or other Securities upon Payment by Participant of Consideration. No Stock or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company, including any tax withholding amounts.

(vi) No Uniform Treatment Required. The Committee may provide different terms with respect to Awards granted to different Participants. No Participant shall have any right to have the same discretionary terms that are applicable to another Award, whether granted to that Participant or to different Participants, apply to the terms of his grant.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the shares of Stock are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of a Participant or beneficiary of an Award, or other Person; provided, however, that the Board or the Committee may not, without approval of the stockholders of the Company, amend the Plan to (i) increase the maximum aggregate number of shares that may be issued pursuant to Options under the Plan or (ii) change the class of individuals eligible to receive Options under the Plan.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, or any of the provisions of the Plan related thereto, provided no adverse change, other than pursuant to Section 7(c), may be made in any Award without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under an Award.

SECTION 8. General Provisions.

(a) No Rights to Awards. No Employee, Director, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the minimum amount (in cash, Stock, other securities, Stock that would otherwise be issued pursuant to such Award, other Awards or other property) of applicable taxes required to be withheld by the Company in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain a Director or Consultant. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or as a Director or Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9. Effective Date of the Plan.

The Plan shall be effective on the date it is approved by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter.

SECTION 10. Term of the Plan.

No Award shall be granted under the Plan after the 10th anniversary of the date this Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised and satisfied, expired or forfeited and all Restricted Stock awarded under the Plan has vested or been forfeited or repurchased.